Green Dot Reports Third Quarter 2017 Total Operating Revenues Up 30% to $201.6 million

•	GAAP net income and GAAP diluted EPS up 570% and 550%, respectively

•	Adjusted EBITDA and non-GAAP EPS up 43% and 62%, respectively

•	Raises 2017 guidance for revenue, adjusted EBITDA and non-GAAP EPS

•	Announces new partnership with Intuit Corporation

Pasadena, CA - November 7, 2017 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the quarter ended September 30, 2017.
For the third quarter of 2017, Green Dot reported total operating revenues of $201.6 million and GAAP net income and GAAP diluted earnings per common share of $13.6 million and $0.26, respectively. Green Dot also reported adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $33.9 million and $0.34, respectively.
In light of the Company’s strong Q3 results and the pace of the Company’s continuing financial momentum, Green Dot is updating its 2017 outlook by raising guidance for the remainder of the year.
Additionally, Green Dot is today announcing a new multi-year partnership with Intuit Corporation ("Intuit") to create a branded prepaid card for their TurboTax customers. The program will launch in Q1 2018. Under the partnership, Intuit will be utilizing Green Dot’s Banking as a Service, or “BaaS Platform,” for bank issuing through Green Dot Bank, with product design, technology development and ongoing program management through Green Dot Corporation.
Said Green Dot Founder and CEO, Steve Streit, “Q3 2017 was another terrific quarter for Green Dot, marking the 8th consecutive quarter where top and bottom line results exceeded our forecasts, the 5th consecutive quarter of year-over-year margin expansion and the 5th consecutive quarter where we have posted either double or triple digit year-over-year growth in non-GAAP EPS. Our performance is being driven from both double-digit organic and consolidated growth and strong business momentum across our diverse revenue divisions in both our reporting segments. Also of note this quarter is the advancement of Green Dot’s “Product and Platform” business strategy with the improving financial performance of our own branded products that we design, develop and distribute to consumers; and the growing momentum of our unique Banking as a Service or “BaaS” Platform where America’s biggest and best consumer, financial and technology companies come to Green Dot to design and develop their own innovative and bespoke banking products and services to distribute through their own channels to their customers. With today’s announcement of the Intuit partnership along with previously announced partnerships, Green Dot’s BaaS Platform now powers enterprise-level programs for partners including Walmart, Apple, Uber and, now, Intuit.”
GAAP financial results for the third quarter of 2017 compared to the third quarter of 2016:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $201.6 million for the third quarter of 2017, up from $154.5 million for the third quarter of 2016, representing a year-over-year increase of 30%.

•	GAAP net income was $13.6 million for the third quarter of 2017, up from $2.0 million for the third quarter of 2016, representing a year-over-year increase of 570%.

•	GAAP diluted earnings per common share was $0.26 for the third quarter of 2017, up from $0.04 for the third quarter of 2016, representing a year-over-year increase of 550%.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Non-GAAP financial results for the third quarter of 2017 compared to the third quarter of 2016:1

•
Adjusted EBITDA[1] was $33.9 million, or 17% of total operating revenues for the third quarter of 2017, up from $23.8 million, or 15% of total operating revenues for the third quarter of 2016, representing a year-over-year increase of 43%.

•	Non-GAAP net income[1] was $17.8 million for the third quarter of 2017, up from $10.9 million for the third quarter of 2016, representing a year-over-year increase of 64%.

•	Non-GAAP diluted earnings per share[1] was $0.34 for the third quarter of 2017, up from $0.21 for the third quarter of 2016, representing a year-over-year increase of 62%.
The following table shows the Company's quarterly key business metrics for each of the last seven calendar quarters. Please refer to the Company's latest Annual Report on Form 10-K for a description of the key business metrics.

	2017			2016
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.80	9.55	9.30	9.37	9.36	9.35	9.71
Number of tax refunds processed	0.10	2.41	8.60	0.06	0.10	2.18	8.18
Number of active cards at quarter end	5.23	5.15	5.05	4.13	4.09	4.28	4.75
Gross dollar volume	$7,856	$7,687	$7,707	$5,681	$5,338	$5,372	$6,569
Purchase volume	$5,206	$5,226	$5,503	$4,012	$3,759	$3,863	$4,708

Said Mark Shifke, Green Dot’s Chief Financial Officer, “Green Dot’s strong topline growth was driven by double-digit consolidated growth and double-digit organic growth which included a return to organic active card growth well ahead of our timing expectations. Revenue growth and expense leverage, due to platform efficiencies, enabled us to generate better than expected profits. The overall strong financial performance and continuing momentum in our business provides us the confidence to once again raise our full year guidance for both top and bottom line results.”
Updated Outlook for 2017
Green Dot has provided its updated outlook for 2017. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Green Dot's non-GAAP outlook excludes $9.4 million of incremental processing expenses incurred in the first half of 2017 related to the need to pay expenses for processing services in excess of Green Dot’s normalized rate, offset by $6.5 million received during the third quarter of 2017 as a partial recovery of these costs. Starting in Q3, the Company no longer incurred such incremental processing expenses.

Total Operating Revenues

•	Green Dot now expects its full year total operating revenues to be between $878 million to $882 million, versus its previously updated guidance range of $855 million to $865 million.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Adjusted EBITDA2

•	Green Dot now expects its full year adjusted EBITDA[2] to be between $200 million to $202 million, versus its previously updated guidance range of $194 million to $196 million.
Non-GAAP EPS2

•	Green Dot now expects its full year non-GAAP EPS[2] to be between $2.10 to $2.12, versus its previously updated guidance range of $1.99 to $2.03.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions except per share data)
Adjusted EBITDA	$200.0	$202.0
Depreciation and amortization*	(34.6)	(34.6)
Net interest income	5.8	5.8
Non-GAAP pre-tax income	$171.2	$173.2
Tax impact**	(60.4)	(61.1)
Non-GAAP net income	$110.8	$112.1
Diluted weighted-average shares issued and outstanding	52.8	52.8
Non-GAAP earnings per share	$2.10	$2.12

*	Excludes the impact of amortization on acquired intangible assets
**	Assumes a non-GAAP effective tax rate of 35.3% for full year

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss third quarter 2017 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10113524. The replay of the webcast will be available until Tuesday, November 14, 2017. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Updated Outlook for 2017" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the extent to which the Company’s processing technology partner covers the Company’s expenses and other losses associated with the processor migration issues that delayed the Company’s processor migration, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 7, 2017, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; employee stock-based compensation expense; incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; legal settlement expenses; and other charges and income. This earnings release includes non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2017 guidance for adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is a leading provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of approximately 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$708,265	$732,676
Restricted cash	62,374	12,085
Investment securities available-for-sale, at fair value	22,333	46,686
Settlement assets	163,866	137,083
Accounts receivable, net	21,456	40,150
Prepaid expenses and other assets	36,111	32,186
Income tax receivable	—	12,570
Total current assets	1,014,405	1,013,436
Investment securities available-for-sale, at fair value	156,513	161,740
Loans to bank customers, net of allowance for loan losses of $237 and $277 as of September 30, 2017 and December 31, 2016, respectively	19,791	6,059
Prepaid expenses and other assets	7,088	4,142
Property and equipment, net	91,623	82,621
Deferred expenses	10,668	16,647
Net deferred tax assets	4,651	4,648
Goodwill and intangible assets	590,561	451,051
Total assets	$1,895,300	$1,740,344
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,688	$22,856
Deposits	834,684	737,414
Obligations to customers	60,715	46,043
Settlement obligations	5,153	4,877
Amounts due to card issuing banks for overdrawn accounts	1,301	1,211
Other accrued liabilities	92,856	102,426
Deferred revenue	14,171	25,005
Note payable	20,906	20,966
Income tax payable	2,201	—
Total current liabilities	1,058,675	960,798
Other accrued liabilities	28,995	12,330
Note payable	63,931	79,720
Net deferred tax liabilities	3,683	3,763
Total liabilities	1,155,284	1,056,611

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of September 30, 2017 and December 31, 2016; 50,659 and 50,513 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	51	51
Additional paid-in capital	342,770	358,155
Retained earnings	397,582	325,708
Accumulated other comprehensive loss	(387)	(181)
Total stockholders’ equity	740,016	683,733
Total liabilities and stockholders’ equity	$1,895,300	$1,740,344

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$100,781	$79,056	$309,090	$255,484
Processing and settlement service revenues	36,681	29,898	179,031	152,801
Interchange revenues	64,151	45,540	189,041	147,721
Total operating revenues	201,613	154,494	677,162	556,006
Operating expenses:
Sales and marketing expenses	65,586	56,668	207,415	183,609
Compensation and benefits expenses	47,271	37,900	139,355	122,079
Processing expenses	34,027	25,703	119,723	80,760
Other general and administrative expenses	41,677	34,740	116,050	102,720
Total operating expenses	188,561	155,011	582,543	489,168
Operating income (loss)	13,052	(517)	94,619	66,838
Interest income	2,635	1,637	7,812	5,471
Interest expense	(1,397)	(1,430)	(4,595)	(7,619)
Income (loss) before income taxes	14,290	(310)	97,836	64,690
Income tax expense (benefit)	651	(2,347)	24,177	21,745
Net income	13,639	2,037	73,659	42,945
Income attributable to preferred stock	—	(35)	—	(1,102)
Net income available to common stockholders	$13,639	$2,002	$73,659	$41,843

Basic earnings per common share:	$0.27	$0.04	$1.46	$0.85
Diluted earnings per common share:	$0.26	$0.04	$1.40	$0.83
Basic weighted-average common shares issued and outstanding:	50,519	49,439	50,330	49,258
Diluted weighted-average common shares issued and outstanding:	52,923	50,709	52,788	50,510

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016
	(In thousands)
Operating activities
Net income	$73,659	$42,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	25,282	30,794
Amortization of intangible assets	22,926	17,272
Provision for uncollectible overdrawn accounts	58,505	58,694
Employee stock-based compensation	27,384	20,941
Amortization of premium on available-for-sale investment securities	1,157	1,000
Change in fair value of contingent consideration	(7,500)	(5,500)
Amortization of deferred financing costs	1,191	1,151
Impairment of capitalized software	1,066	137
Deferred income tax expense (benefit)	—	(389)
Changes in operating assets and liabilities:
Accounts receivable, net	(35,866)	(43,267)
Prepaid expenses and other assets	(4,775)	(1,699)
Deferred expenses	9,025	8,299
Accounts payable and other accrued liabilities	(12,541)	(17,609)
Deferred revenue	(12,764)	(12,555)
Income tax receivable/payable	14,711	(569)
Other, net	1,888	2,389
Net cash provided by operating activities	163,348	102,034

Investing activities
Purchases of available-for-sale investment securities	(58,665)	(123,447)
Proceeds from maturities of available-for-sale securities	57,784	83,031
Proceeds from sales of available-for-sale securities	29,074	1,322
Increase in restricted cash	(50,284)	(34,344)
Payments for acquisition of property and equipment	(32,373)	(33,266)
Net (increase) decrease in loans	(13,732)	582
Acquisition, net of cash acquired	(141,498)	—
Net cash used in investing activities	(209,694)	(106,122)

Financing activities
Borrowings from notes payable	20,000	—
Repayments of borrowings from notes payable	(36,875)	(16,875)
Borrowings on revolving line of credit	335,000	25,000
Repayments on revolving line of credit	(335,000)	(25,000)
Proceeds from exercise of options	18,183	9,410
Taxes paid related to net share settlement of equity awards	(12,737)	(6,325)
Net increase (decrease) in deposits	97,270	(59,170)
Net decrease in obligations to customers	(11,835)	(35,981)
Contingent consideration payments	(1,907)	(2,555)
Repurchase of Class A common stock	(50,000)	(59,013)
Deferred financing costs	(164)	—
Net cash provided by (used in) financing activities	21,935	(170,509)

Net decrease in unrestricted cash and cash equivalents	(24,411)	(174,597)
Unrestricted cash and cash equivalents, beginning of year	732,676	772,129
Unrestricted cash and cash equivalents, end of year	$708,265	$597,532

Cash paid for interest	$3,404	$6,467
Cash paid for income taxes	$9,408	$22,626

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended September 30, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$170,160	$39,088	$(7,635)	$201,613
Operating expenses	135,693	39,606	13,262	188,561
Operating income	$34,467	$(518)	$(20,897)	$13,052

	Three Months Ended September 30, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$128,196	$32,919	$(6,621)	$154,494
Operating expenses	105,165	32,151	17,695	155,011
Operating income	$23,031	$768	$(24,316)	$(517)

	Nine Months Ended September 30, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$512,967	$187,862	$(23,667)	$677,162
Operating expenses	403,906	123,287	55,350	582,543
Operating income	$109,061	$64,575	$(79,017)	$94,619

	Nine Months Ended September 30, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$408,445	$169,546	$(21,985)	$556,006
Operating expenses	339,276	104,193	45,699	489,168
Operating income	$69,169	$65,353	$(67,684)	$66,838

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts, open-loop gift cards and secured credit cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network, money processing and the Company's tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net income	$13,639	$2,037	$73,659	$42,945
Employee stock-based compensation expense (3)	10,992	7,889	27,384	20,941
Amortization of acquired intangibles (4)	8,184	5,749	22,926	17,272
Change in fair value of contingent consideration (4)	—	—	(7,500)	(5,500)
Transaction costs (4)	45	—	2,231	91
Amortization of deferred financing costs (5)	399	384	1,191	1,151
Impairment charges (5)	52	1	1,066	137
Extraordinary severance expenses (6)	371	957	1,630	957
Incremental processor expenses (repayments) (8)	(6,518)	—	2,870	—
Legal settlement expenses (5)	—	—	3,500	—
Other (income) expenses (5)	(373)	548	(373)	2,990
Income tax effect (7)	(8,951)	(6,688)	(29,412)	(15,032)
Non-GAAP net income	$17,840	$10,877	$99,172	$65,952
Diluted earnings per common share
GAAP	$0.26	$0.04	$1.40	$0.83
Non-GAAP	$0.34	$0.21	$1.88	$1.27
Diluted weighted-average common shares issued and outstanding*
GAAP	52,923	50,709	52,788	50,510
Non-GAAP	52,923	51,568	52,788	51,807

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Diluted weighted-average shares issued and outstanding*	52,923	50,709	52,788	50,510
Assumed conversion of weighted-average shares of preferred stock	—	859	—	1,297
Non-GAAP diluted weighted-average shares issued and outstanding	52,923	51,568	52,788	51,807

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Stock outstanding as of September 30:
Class A common stock	50,659	50,380	50,659	50,380
Preferred stock (on an as-converted basis)	—	—	—	—
Total stock outstanding as of September 30:	50,659	50,380	50,659	50,380
Weighting adjustment	(140)	(82)	(329)	175
Dilutive potential shares:
Stock options	790	532	764	508
Restricted stock units	1,292	644	1,404	665
Performance based restricted stock units	306	82	282	72
Employee stock purchase plan	16	12	8	7
Non-GAAP diluted weighted-average shares issued and outstanding	52,923	51,568	52,788	51,807
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Net income	$13,639	$2,037	$73,659	$42,945
Net interest (income) expense (2)	(1,238)	(207)	(3,217)	2,148
Income tax expense (benefit)	651	(2,347)	24,177	21,745
Depreciation and amortization of property and equipment (2)	8,140	9,171	25,282	30,794
Employee stock-based compensation expense (2)(3)	10,992	7,889	27,384	20,941
Amortization of acquired intangibles (2)(4)	8,184	5,749	22,926	17,272
Change in fair value of contingent consideration (2)(4)	—	—	(7,500)	(5,500)
Transaction costs (2)(4)	45	—	2,231	91
Impairment charges (2)(5)	52	1	1,066	137
Extraordinary severance expenses (2)(6)	371	957	1,630	957
Incremental processor expenses (repayments) (2)(8)	(6,518)	—	2,870	—
Legal settlement expenses (2)(5)	—	—	3,500	—
Other (income) expenses (2)(5)	(373)	548	(373)	2,990
Adjusted EBITDA	$33,945	$23,798	$173,635	$134,520
Total operating revenues	$201,613	$154,494	$677,162	$556,006
Adjusted EBITDA/Total operating revenues (adjusted EBITDA margin)	16.8%	15.4%	25.6%	24.2%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	FY 2017
	Range
	Low	High
	(In millions)
Net income	$72.4	$73.9
Adjustments (9)	127.6	128.1
Adjusted EBITDA	$200.0	$202.0

Total operating revenues	$882.0	$878.0
Adjusted EBITDA /Total operating revenues (Adjusted EBITDA margin)	23%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2017
	Range
	Low	High
	(In millions, except per share data)
Net income	$72.4	$73.9
Adjustments (9)	38.4	38.2
Non-GAAP net income	$110.8	$112.1
Diluted earnings per share
GAAP	$1.37	$1.40
Non-GAAP	$2.10	$2.12

Diluted weighted-average shares issued and outstanding*	52.8	52.8

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $11.0 million and $7.9 million for the three months ended September 30, 2017 and 2016, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for employee stock options and restricted stock units (including performance-based restricted stock units). Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. This expense is included as a component of compensation and benefits expenses on our consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on our consolidated statements of operations.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, legal settlement expenses and other charges, which consists of expenses incurred with our proxy contest. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items, except for amortization of deferred financing costs, which is included as a component of interest expense, are included within other general and administrative expenses on our consolidated statements of operations.

(6)
During the three and nine months ended September 30, 2017, we recorded charges of $0.4 million and $1.6 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of our operations, the magnitude and scale of the reduction in workforce we began to implement in the three months ended September 30, 2016 is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on our consolidated statements of operations.

(7)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate.

(8)
Represents the incremental expenses and repayments received associated with the Company's need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016. During the three months ended September 30, 2017, we received $6.5 million as a partial recovery of these costs.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation expense, incremental expenses associated with the Company's need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).